Exhibit (a)(6)

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Grant Summary Report
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[Name] [Tax ID]
    Grant         Grant ID        Grant       Option         Options         Options     Outstanding
    Date                           Type        Price         Granted       Outstanding     Options
                                                                                         Exercisable
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
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Optionee Total

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